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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

October 31, 2001
Date of Report (Date of earliest event reported)

Florida Gaming Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	0-9099 (Commission file no.)	59-1670533 (IRS employer identification no.)

3500 NW 37th Avenue, Miami, Florida 33142-0000 (Address of principal executive offices, including zip code)

(305) 633-6400 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events

    On October 31, 2001, Florida Gaming Centers, Inc. ("FGCI"), a wholly-owned subsidiary of the Registrant, and City National Bank of Florida, as Trustee under Trust Agreement dated January 3, 1979 and known as Trust No. 5003471, entered into a Loan Agreement with CIB Bank, Frankfort, Illinois, under which CIB Bank agreed to loan FGCI the sum of $4,600,000 (the "Loan"). A copy of the Loan Agreement is attached hereto as Exhibit 10.44 and incorporated herein by reference, and a copy of the Note evidencing the Loan is attached hereto as Exhibit 10.45 and incorporated herein by reference. The Loan was closed on October 31, 2001. The proceeds of the Loan have been or will be used to repay existing indebtedness and to pay closing points ($69,000), closing costs and for general corporate purposes.

    The principal balance of the Loan outstanding from time to time bears interest at a rate per annum equal to the greater of 7.5% or the sum of the prime rate plus 2%. Principal on the Loan is payable in monthly payments amortized on a level term basis over 25 years and interest on the unpaid principal balance of the Loan is payable monthly in arrears. If not sooner paid, the outstanding principal amount of the Loan and all interest accrued and unpaid is payable on October 31, 2004 (the "Maturity Date"). In the event FGCI fails to make any payment required by the Loan Agreement, additional interest will accrue on the defaulted amount at the rate of 5% per annum until the default is cured. FGCI may repay the Loan in full or in part (a minimum of $100,000 in integrals of $50,000) anytime after October 31, 2002.

    Upon the earliest to occur of (i) prepayment of the Loan in full, (ii) the Maturity Date, or (iii) the acceleration of the principal balance due as the result of a breach of the loan documents, CIB Bank may elect (a) to require FGCI to pay CIB Bank a deferred fee in the amount of $250,000 ("Deferred Fee"), or (b) to cause the warrants granted by the Registrant to CIB Bank, as more particularly described below, to become exercisable.

    FGCI granted CIB Bank a first security interest in all of the real estate and other assets owned and used by FGCI in the operation of its Miami, Florida Jai Alai, and granted CIB Bank a first security interest all of the assets (other than real estate) owned and used by FGCI in the operation of its Ft. Pierce, Florida Jai Alai. City National Bank of Florida, as Trustee under Trust Agreement dated January 3, 1979 and known as Trust No. 5003471, granted CIB Bank a first security interest in all of the real estate owned by the Trust and used by FGCI in the operation of its Ft. Pierce, Florida Jai Alai.

    As a condition precedent to making the Loan, CIB Bank required the Registrant to guarantee the Loan and secure its guarantee by granting CIB Bank a security interest in and a lien upon all of Registrant's now existing and/or owned and hereafter arising and/or acquired money, reserves, deposits, deposit accounts and interest and dividends thereon, cash, cash equivalents and other property now or at any time in the possession or under the control of CIB Bank or its bailee for any purpose. A copy of the Registrant's Guaranty Agreement is attached hereto as Exhibit 10.46 and is incorporated herein by reference.

    CIB Bank also required the Registrant to issue warrants to CIB Bank to purchase 200,000 shares of the Registrant's $.10 par value common stock with an exercise price equal to the greater of $.10 per share; provided that the aggregate exercise price shall not exceed the greater of the aggregate par value of the warrant shares or $20,000. A copy of the Warrant Agreement is attached hereto as Exhibit 4.6 and incorporated herein by reference. The warrants are exercisable only if the conditions precedent to the payment of the Deferred Fee are satisfied and CIB Bank elects not to take the Deferred Fee. The Registrant agreed to register the warrant shares one time for sale under the Securities Act of 1933, as amended, upon the request of a holder of the warrant shares, but only if the warrant shares are not otherwise freely transferable under applicable federal and state securities laws.

Page 2 of 97 Pages

    Also as a condition to making of the Loan, CIB Bank required W. Bennett Collett, the Chairman of the Board and Chief Executive Officer of FGCI and the Registrant, to personally guarantee the payment of the Loan and to secure his guaranty by granting a security interest in and lien upon all of his now existing and/or owned and hereafter arising and/or acquired money, reserves, deposits, deposit accounts and interest and dividends thereon, cash, cash equivalents and other property now or at any time or times in possession or under the control of CIB Bank or its bailee for any purpose. A copy of W. Bennett Collett's Guaranty Agreement is attached hereto as Exhibit 10.47 and incorporated herein by reference. FGCI agreed to pay Mr. Collett an amount equal to 2% per year on the principal balance outstanding from time to time as consideration for him personally guaranteeing the Loan.

Item 7. Financial Statements and Exhibits.

    (a)  Financial Statements of Businesses Acquired.

  Not Applicable

    (b)  Pro Forma Financial Information.

  Not Applicable

    (c)  Exhibits.

  The following exhibits are attached hereto:

EXHIBIT NUMBERS
4.6	Warranty Agreement dated October 31, 2001 entered into between the Registrant and CIB Bank.
10.44	Loan Agreement dated October 31, 2001 entered into between CIB Bank, Florida Gaming Centers, Inc. and City National Bank of Florida, Trustee.
10.45	Promissory Note dated October 31, 2001 in the face amount of $4,600,000 executed by Florida Gaming Centers, Inc. and City National Bank of Florida, Trustee, in favor of CIB Bank.
10.46	Guaranty Agreement dated October 31, 2001 entered into between the Registrant and CIB Bank.
10.47	Guaranty Agreement dated October 31, 2001 entered into between W. Bennett Collett and CIB Bank.

Page 3 of 97 Pages

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION
	By:	/s/ W. BENNETT COLLETT W. Bennett Collett Chairman of the Board and Chief Executive Officer
Date: December 6, 2001

Page 4 of 97 Pages

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT	SEQUENTIALLY NUMBERED PAGE
4.6	Warranty Agreement dated October 31, 2001 entered into between the Registrant and CIB Bank.	6
10.44	Loan Agreement dated October 31, 2001 entered into between CIB Bank, Florida Gaming Centers, Inc. and City National Bank, Trustee.	22
10.45	Promissory Note dated October 31, 2001 in the face amount of $4,600,000 executed by Florida Gaming Centers, Inc. and City National Bank of Florida, Trustee, in favor of CIB Bank.	72
10.46	Guaranty Agreement dated October 31, 2001 entered into between the Registrant and CIB Bank.	76
10.47	Guaranty Agreement dated October 31, 2001 entered into between W. Bennett Collett and CIB Bank.	87

Page 5 of 97 Pages

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SIGNATURES
INDEX TO EXHIBITS